Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Full-Year and Fourth-Quarter 2020 Results

•	Delivered strong 2020 performance including cost savings from G&P business for six consecutive quarters;

•	Returning capital to shareholders with declaration of a $6 per share annualized dividend beginning in 2021; and

•	Committed to industry-leading technology and operating practices that minimize environmental footprint.

HOUSTON, Feb. 24, 2021 – Altus Midstream Company (Nasdaq: ALTM) today announced its results for fourth-quarter and full-year 2020.

For the full year, Altus reported net income including noncontrolling interests of $80 million. Altus generated adjusted EBITDA of approximately $191 million for the full year. Gathering and Processing (G&P) volumes averaged 499 million cubic feet (MMcf) per day, approximately 73% of which was rich gas.

The company reported fourth-quarter 2020 net income, including noncontrolling interests, of $60 million. Adjusted EBITDA for the fourth quarter 2020 was approximately $48 million. G&P throughput volumes for the period averaged 455 MMcf per day, approximately 73% of which was rich gas.

CEO Comment

“Altus Midstream delivered strong performance despite the challenges faced last year. Thanks to our diversified assets and the dedication of the Altus team members, we are primed for continued improvement in 2021,” said Clay Bretches, Altus Midstream CEO and president. “At the end of March, we will make our first dividend payment supported by the combined strength of our joint venture pipelines, including the startup of the Permian Highway Pipeline.

“We remain focused on developing innovative and more sustainable ways to operate. This year, we will continue to optimize our operations, pursue new business by highlighting the efficiency of our plants and compressor stations, and maintain proactive measures to minimize our environmental footprint. For example, we have installed vapor recovery on all our hydrocarbon storage tanks and utilize compressed air for our pneumatic control devices, both of which mitigate methane emissions from this equipment. We primarily use electric motors for our large plant residue compressors to reduce emissions and maintain the ability to switch to gas-fired engines for reliability as needed.”

ALTUS MIDSTREAM ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2020 RESULTS — PAGE 2 of 4

2020 and 2021 Capital Update

Growth capital expenditures for 2020 were approximately $362 million, which reflects a shift in spending for the Permian Highway Pipeline (PHP) from 2021 to 2020.

2021 growth capital investments are expected to range between $30—$40 million, primarily attributable to PHP. Altus expects approximately $5 million of maintenance capital for the G&P business this year.

CFO Comment

“With all of our joint venture pipelines in service as of Jan. 1, 2021, we expect to generate strong cash flow, which will enable us to return cash to shareholders through the dividend,” said Ben Rodgers, Altus Midstream chief financial officer.

Looking Ahead

“With the economy recuperating and the improving demand for oil and gas products, we are optimistic about the opportunities in the year ahead. Our focus remains on securing third-party business, maximizing use of assets, strengthening our balance sheet and carrying out key environmental initiatives,” Bretches concluded.

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

Conference Call

Altus will host its full-year and fourth-quarter 2020 results conference call Thursday, Feb. 25, 2021, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Feb. 25 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 2394549.

ALTUS MIDSTREAM ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2020 RESULTS — PAGE 3 of 4

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns gas gathering, processing and transmission assets servicing production in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,”

ALTUS MIDSTREAM ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2020 RESULTS — PAGE 4 of 4

“predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, when filed) for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-7276 Alexandra Franceschi
Investors:	(281) 302-2286 Patrick Cassidy

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
REVENUES:
Midstream services revenue - affiliate	$33,606	$43,803	$144,714	$135,798
Product sales - third parties	1,795	—	3,695	—

Total revenues	35,401	43,803	148,409	135,798

COSTS AND EXPENSES:
Costs of product sales	1,295	—	2,988	—
Operations and maintenance	8,934	12,391	37,993	55,858
General and administrative	3,053	1,987	13,155	10,301
Depreciation and accretion	3,961	13,012	15,945	41,480
Impairments	1,643	1,291,381	1,643	1,300,719
Taxes other than income	4,136	3,529	15,069	13,231

Total costs and expenses	23,022	1,322,300	86,793	1,421,589

OPERATING INCOME (LOSS)	12,379	(1,278,497)	61,616	(1,285,791)
OTHER INCOME (LOSS):
Unrealized derivative instrument gain (loss)	40,022	(4,701)	(36,080)	(8,470)
Interest income	—	22	9	3,606
Income from equity method interests, net(a):	11,198	18,532	58,739	19,069
Other	(2,095)	(605)	(2,306)	(622)

Total other income	49,125	13,248	20,362	13,583
Financing costs, net of capitalized interest	1,212	284	2,190	1,792

NET INCOME (LOSS) BEFORE INCOME TAXES	60,292	(1,265,533)	79,788	(1,274,000)
Current income tax benefit	—	(15)	(696)	(15)
Deferred income tax expense	—	65,425	—	64,915

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	60,292	(1,330,943)	80,484	(1,338,900)
Net income attributable to Preferred Unit limited partners	19,548	17,186	75,906	38,809

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	40,744	(1,348,129)	4,578	(1,377,709)
Net income (loss) attributable to Apache limited partner	31,348	(984,516)	2,987	(1,008,039)

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$9,396	$(363,613)	$1,591	$(369,670)

(a)

Historically, the Company reported income and loss from equity method interests on a one-month reporting lag. Effective October 1, 2019, the Company eliminated this one-month reporting lag as a change in accounting principle. As a result, the Statement of Consolidated Operations of this earnings release reflects the three months of equity method interests income and loss for the quarter ended December 31, 2019 and one month of equity method interest income and loss from the prior quarter of $4.4 million. The impact to the Statement of Consolidated Operations for the year ended December 31, 2019 was not material.

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$26,847	$36,837	$164,294	$76,273
Net cash used in investing activities	(37,080)	(188,641)	(338,360)	(1,503,688)
Net cash provided by financing activities	32,438	155,193	192,271	983,463

SUMMARY BALANCE SHEET INFORMATION

	December 31,	Decemeber 31,
	2020	2019
Cash and cash equivalents	$24,188	$5,983
Other current assets	18,581	25,754
Property, plant and equipment, net	195,836	205,802
Equity method interests	1,555,182	1,258,048
Deferred charges and other	5,843	5,267

Total assets	$1,799,630	$1,500,854

Current liabilities	$29,983	$33,692
Long-term debt	624,000	396,000
Deferred credits and other noncurrent liabilities	208,610	167,638
Redeemable noncontrolling interest - Apache limited partner	575,125	701,000
Redeemable noncontrolling interest - Preferred Unit limited partners	608,381	555,599
Shareholders’ equity (deficit)	(246,469)	(353,075)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,799,630	$1,500,854

Common shares outstanding at the end of the period(a):
Class A Common Stock, $0.0001 par value	3,746	3,746
Class C Common Stock, $0.0001 par value	12,500	12,500

(a)	Share amounts have been retroactively restated to reflect the Company’s reverse stock split which was effected June 30, 2020.

SUMMARY OPERATING STATISTICS

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	331	419	366	324
Lean wellhead gas	124	224	133	185

Total throughput	455	643	499	509

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income (loss) including noncontrolling interests	$60,292	$29,322	$(1,330,943)	$80,484	$(1,338,900)
Add:
Financing costs, net of capitalized interest	1,212	413	284	2,190	1,792
Income tax expense	—	—	65,410	—	64,900
Depreciation and accretion	3,961	4,008	13,012	15,945	41,480
Impairments	1,643	—	1,291,381	1,643	1,300,719
Unrealized derivative instrument gain (loss)	(40,022)	3,533	4,701	36,080	8,470
Equity method interests Adjusted EBITDA	29,806	29,952	20,250	111,675	29,251
Loss on sales of assets, net	2,310	—	605	2,234	605
Other	60	—	32	348	676
Less:
Interest income	—	—	22	9	—
Income from equity method interests, net	11,198	14,320	18,532	58,739	3,606
Income tax benefit	—	—	—	696	19,069

Adjusted EBITDA (Non-GAAP)	$48,064	$52,908	$46,178	$191,155	$86,318

Other midstream actvity
Cash distributions received from our equity method interests	$23,496	$32,923	$21,925	$98,166	$25,316

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management also believes that including our proportionate share of capital in relation to equity method interests funded by cash contributions and the partner’s project financing is useful for investors to assess Altus’ total growth capital investments. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$1,019	$1,868	$57,432	$12,242	$328,395
Equity method interests	41,078	131,840	163,940	327,305	1,171,977

Total cost incurred in midstream activity	$42,097	$133,708	$221,372	$339,547	$1,500,372

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$—	$(25,681)	$—	$(29,087)
Asset retirement obligations settled	—	—	—	—	—

Total capital investments	42,097	133,708	195,691	339,547	1,471,285
Equity method interest capital investments funded by project financing	—	—	7,500	22,091	150,000

Total growth capital investments	$42,097	$133,708	$203,191	$361,638	$1,621,285